Exhibit 10.13
EXECUTION COPY
AGREEMENT OF MERGER
AND TRANSACTION AGREEMENT
          AGREEMENT OF MERGER AND TRANSACTION AGREEMENT, dated as of December 1, 2003 (this “Agreement”), among Texas Cable Partners, L.P., a Delaware limited partnership (“TCP”), Kansas City Cable Partners, a Colorado general partnership (“KCCP”), Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (“TWE-A/N”), TWE-A/N Texas Cable Partners General Partner LLC, a Delaware limited liability company (“TWE-A/N GP”), Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”), TCI Texas Cable Holdings LLC, a Colorado limited liability company (“TCI”), TCI Texas Cable, Inc., a Colorado corporation (“TCI GP”), TCI of Missouri, Inc. (formerly known as Liberty Cable of Missouri, Inc.), a Missouri corporation (“LCM”), and TCI of Overland Park, Inc., a Kansas corporation (“Overland Park” and together with TCI and LCM and their respective successors in interest under the TCP Partnership Agreement (as defined herein), the KCCP Partnership Agreement (as defined herein) or the Combined Partnership Agreement (as defined herein), the “TCI Limited Partners”), and solely for purposes of being bound by Sections 3 and 6(p), Comcast Corporation, a Pennsylvania corporation (“Comcast”), and Time Warner Cable Inc., a Delaware corporation (“TWCI”).
          WHEREAS, TWE-A/N, TWE-A/N GP, TCI and TCI GP are parties to that certain Limited Partnership Agreement of TCP, dated as of June 23, 1998, as amended by Amendment No. 1, dated as of December 11, 1998, Amendment No. 2, dated as of May 16, 2000, and Amendment No. 3, dated as of August 23, 2000 (as amended, the “TCP Partnership Agreement”), pursuant to which TWE-A/N and TCI are limited partners, each with a 49.5% Percentage Interest (as defined in the TCP Partnership Agreement) and TWE-A/N GP and TCI GP are general partners, each with a 0.5% Percentage Interest (as defined in the TCP Partnership Agreement);
          WHEREAS, TWE, LCM and Overland Park are parties to that certain Amended and Restated General Partnership Agreement of KCCP, dated as of August 31, 1998 (the “KCCP Partnership Agreement”), pursuant to which TWE holds a 50% Percentage Interest (as defined in the KCCP Partnership Agreement) therein, LCM holds a 46.211% Percentage Interest (as defined in the KCCP Partnership Agreement) therein and Overland Park holds a 3.789% Percentage Interest (as defined in the KCCP Partnership Agreement) therein;
          WHEREAS, the partners of TCP and KCCP desire to merge KCCP with and into TCP (the “Merger”), with TCP as the surviving limited partnership (the “Combined Partnership”), on the terms and subject to the conditions set forth in this Agreement, the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. Tit. 6 § 17-101 et. seq.) (the “DRULPA”) and the Colorado Uniform Partnership Act (Colo. Rev. Stat. Ann. § 7-64-101 et. seq.) (the “CUPA”);

          WHEREAS, KCCP desires prior to the Merger to (a) form a trust (the “Trust”) in accordance with the Delaware Statutory Trust Act (Del. Code Ann. Tit. 12 § 3801 et seq.) (the “Statutory Trust Act”) of which KCCP shall be the sole beneficiary and (b) transfer all of its assets, subject to all of its liabilities, to the Trust;
          WHEREAS, Comcast desires prior to the Merger to hold the majority of its interests in TCP and KCCP in an indirect wholly-owned Delaware corporation, Comcast TCP Holdings, Inc. (“Comcast Newco”), by implementing certain restructurings as more fully described in Section 3 hereof;
          WHEREAS, immediately after the Merger is consummated, the limited partners of the Combined Partnership will consist of TWE-A/N, TWE, TCI, LCM LLC (as defined herein) and Overland Park, and the general partners of the Combined Partnership will consist of TWE-A/N GP and TCI GP; and
          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Combined Partnership Agreement (as defined herein).
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
     1. Formation of Trust; Trust Transfer.
          (a) Formation of Trust. Prior to the Effective Time (as defined herein), KCCP shall form the Trust in accordance with the Statutory Trust Act and an Agreement and Declaration of Trust, substantially in the form of Exhibit A attached hereto (the “Trust Agreement”).
          (b) Assignment and Assumption. Immediately prior to the Effective Time (as defined herein), pursuant to the Assignment, Assumption & Indemnity Agreement substantially in the form of Exhibit B attached hereto (the “Assignment, Assumption & Indemnity Agreement”), (i) KCCP shall assign, transfer and deliver to the Trust, and shall cause the Trust to accept, all of KCCP’s right, title and interest in and to all of the Assets (as defined in the Assignment, Assumption & Indemnity Agreement) of KCCP (the “KCCP Assets”) and (ii) KCCP shall cause the Trust to (x) assume and agree to perform all Liabilities (as defined in the Assignment, Assumption & Indemnity Agreement) of KCCP and (y) indemnify and hold KCCP harmless from all such Liabilities. The transactions contemplated by this Section 1 shall be referred to as the “Trust Transfer.”
          (c) Nonassignable Assets. Notwithstanding Section 1(b) above, any KCCP Asset, the conveyance, assignment or transfer of which without the consent, authorization, approval or waiver of a third party would constitute a breach or other contravention of such KCCP Asset or in any way adversely affect the rights of KCCP or the Trust thereunder (a “Nonassignable Asset”), shall not be conveyed, assigned or transferred by the Assignment, Assumption & Indemnity Agreement until such time as such consent, authorization, approval or waiver is obtained, at which time such Nonassignable Asset shall be deemed conveyed, assigned or transferred under the Assignment, Assumption & Indemnity Agreement without further action on the part of KCCP or the Trust. Until such consent, authorization, approval or waiver is obtained, (i) KCCP and the Trust shall use all commercially reasonable efforts to obtain the relevant consent, (ii) KCCP shall endeavor to provide the Trust with the benefits under the Nonassignable Assets as if such Nonassignable Assets had been assigned to the Trust, including preserving the benefits of and enforcing for the benefit of the Trust, at the Trust’s expense, any and all rights of KCCP under such Nonassignable Asset; and (iii) to the extent permissible under such Nonassignable Asset, the Trust shall (A) be responsible for the obligations of KCCP under such Nonassignable Asset and (B) act as the agent of KCCP in preserving the benefits of and enforcing any and all rights of KCCP in such Nonassignable Asset. The Trust shall indemnify KCCP in respect of any Damages suffered or incurred by it as a result of this Section 1(c). KCCP shall promptly pay to the Trust when received all monies received by KCCP in respect of any Nonassignable Asset or any claim or right or any benefit arising thereunder.
          (d) Consent to Assignment of KCCP Management Agreement. Pursuant to Section 16 of the Amended and Restated Management Agreement, dated as of August 31, 1998 (the “KCCP Management Agreement”), TWE, in its capacity as general manager under the KCCP Management Agreement, hereby consents to the assignment of the KCCP Management Agreement by KCCP to the Trust in connection with the Trust Transfer.
     2. Merger.
          (a) Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined herein), KCCP shall be merged with and into TCP in accordance with the provisions of Section 17-211 of the DRULPA and Section 7-64-905 of the CUPA. TCP shall be the surviving limited partnership resulting from the Merger and shall continue to be governed by the laws of the State of Delaware. From and after the Effective Time (as defined herein), the separate existence and organization of KCCP shall cease, and the Combined Partnership shall succeed to and shall have all the rights, privileges and powers of both TCP and KCCP and all property, real, personal and mixed, and all debts due to either TCP or KCCP, as well as all other things and causes of action belonging to TCP or KCCP shall be vested in the Combined Partnership without further act or deed. The Combined Partnership shall thenceforth be responsible and liable for all debts, liabilities and duties of both TCP and KCCP. The address of the chief executive offices of the Combined Partnership shall be 290 Harbor Drive, Stamford, CT 06902.
          (b) Effective Time. The Merger shall become effective on the date (which shall be the date of filing unless otherwise agreed by the parties) and at the time specified in the certificate of merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware as provided in Section 17-211 of the DRULPA (the “Effective Time”).

          (c) Manner of Converting Partnership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of TCP or KCCP or any of the partners of TCP or KCCP, (i) each Interest (as defined in the TCP Partnership Agreement) in TCP issued and outstanding immediately prior to the Effective Time shall remain outstanding immediately after the Effective Time and (ii) each Interest (as defined in the KCCP Partnership Agreement) in KCCP issued and outstanding immediately prior to the Effective Time shall be converted into an Interest in the Combined Partnership, in each case representing the Percentage Interests and Capital Accounts described in Section 3.1 of the Combined Partnership Agreement opposite the name of each holder of such Interest, having the same designations, preferences, rights, powers and duties as an Interest in TCP immediately prior to the Effective Time.
          (d) Amendment #4 to the Partnership Agreement. The TCP Partnership Agreement in effect immediately prior to the Effective Time shall be amended as of the Effective Time, and as so amended (the “Combined Partnership Agreement”), shall continue in full force and effect as the limited partnership agreement of the Combined Partnership until otherwise amended or repealed as provided by law or in accordance with the terms of such limited partnership agreement. Such amendment to the TCP Partnership Agreement shall be substantially in the form of Exhibit C attached hereto (“TCP Amendment #4”).
          (e) Admission of New Limited Partners. At the Effective Time, TWE, LCM LLC and Overland Park shall be admitted as limited partners of the Combined Partnership in accordance with the terms of the Combined Partnership Agreement.
          (f) Waiver of Management Committee Approval Requirement. TWE-A/N, TWE-A/N GP, TCI and TCI GP each hereby waive compliance with the provisions of Section 4.5 of the TCP Partnership Agreement for the limited purpose of entering into this Agreement and consummating the transactions contemplated herein, including without limitation, the Merger. TWE-A/N, TWE-A/N GP, TCI and TCI GP each hereby agree that the waiver set forth in this Section 2(f) shall constitute a waiver pursuant to Section 10.2 of the TCP Partnership Agreement.
          (g) Waiver of Management Committee Approval Requirement. TWE, LCM and Overland Park each hereby waive compliance with the provisions of Section 4.5 of the KCCP Partnership Agreement for the limited purpose of entering into this Agreement and consummating the transactions contemplated herein, including without limitation, the Merger. TWE, LCM and Overland Park each hereby agree that the waiver set forth in this Section 2(g) shall constitute a waiver pursuant to Section 10.2 of the KCCP Partnership Agreement.
     3. Certain Restructurings.
          (a) First Comcast Restructuring.
     (i) The parties hereby agree that (x) as soon as is reasonably practicable after the date hereof but in no event later than December 15, 2003,

Comcast shall cause LCM to transfer (the “LCM Transfer”) (A) 100% of its Interest (as defined in the KCCP Partnership Agreement) and (B) all of LCM’s rights and obligations under this Agreement and under the KCCP Contribution Agreement to a single member limited liability company directly or indirectly wholly-owned by Comcast that shall be disregarded as an entity for U.S. federal income tax purposes (“LCM LLC”), and (y) as soon as is reasonably practicable after the consummation of the LCM Transfer but in no event later than December 15, 2003, Comcast shall cause (A) 100% of the membership interests in TCI to be contributed to Comcast Newco and (B) LCM to contribute 100% of the membership interests in LCM LLC to Comcast Newco. The series of transactions described in this Section 3(a)(i) shall be referred to as the “First Comcast Restructuring” and the date on which the last of such transactions shall have occurred shall be referred to as the “First Restructuring Date”.
     (ii) Each of TWE, LCM and Overland Park hereby (x) acknowledge and agree that the LCM Transfer contemplated by this Section 3(a) shall be treated as if it were a “Permitted Transfer” under Section 7 of the KCCP Partnership Agreement, and (y) agree to execute and deliver an amendment to the KCCP Partnership Agreement to reflect the LCM Transfer.
     (iii) Notwithstanding anything to the contrary contained herein, the First Comcast Restructuring shall not relieve LCM of any of its obligations under the Transaction Documents and, in connection with the First Comcast Restructuring, LCM shall continue to be bound by its obligations and shall execute and deliver to TWE-A/N GP, TWE-A/N and TWE an acknowledgement of such agreement to remain bound to each Transaction Document.
          (b) TWE Transfer. The parties hereby agree that at any time after the date that is 12 months and 1 day after the First Restructuring Date and on or before February 28, 2005, TWE shall contribute (the “TWE Transfer”) (x) 100% of its Interest in the Combined Partnership the (“TWE Interest”) and (y) all of its rights and obligations under this Agreement, the KCCP Contribution Agreement and the Funding Agreement (as defined herein), except to the extent such rights and obligations relate to TWE in its capacity as general manager of the Combined Partnership or the Trust, to TWE-A/N in exchange for Preferred Partnership Units (as defined in the TWE-A/N Partnership Agreement (as defined herein)) therein having an aggregate liquidation preference equal to the value of the TWE Interest in the Combined Partnership being so contributed (it being understood that the maturity dates of the Preferred Partnership Units may also be modified in connection herewith or therewith). Each of TWE-A/N, TWE, the TCI Limited Partners, TWE-A/N GP and TCI GP hereby: (i) acknowledge and agree that the TWE Transfer contemplated by this Section 3(b) shall be treated as if it were a “Permitted Transfer” under Section 7 of the Combined Partnership Agreement and (ii) agree to amend the Combined Partnership Agreement to reflect the TWE Transfer. TWE and TWE-A/N acknowledge and agree that the TWE-A/N Third Amended and Restated Partnership

Agreement, dated as of December 31, 2002 (as amended from time to time, the “TWE-A/N Partnership Agreement”), among TWE, TWCI and Advance/Newhouse Partnership, will be amended to reflect the transactions described in this Section 3(b). TWE and TWE-A/N represent and warrant that upon such TWE Transfer, the TWE Interest in the Combined Partnership will become part of the Residual Business and will not be part of or in any way co-mingled with, the Selected Business (as such terms are defined in the TWE-A/N Partnership Agreement).
          (c) Second Comcast Restructuring. The parties hereby agree that at any time after the date that is 12 months and 1 day after the First Restructuring Date and on or before February 28, 2005, (i) Comcast shall cause Overland Park to contribute (A) 100% of its Interest in the Combined Partnership and (B) all of Overland Park’s rights and obligations under this Agreement, the KCCP Contribution Agreement and the KCCP Keep Well (as defined herein) to Comcast Newco, (ii) Comcast shall cause 100% of the stock of TCI GP to be contributed to Comcast Newco, and (iii) immediately after the contribution contemplated in clause (ii) of this Section 3(c) is consummated, Comcast shall cause TCI GP to become a disregarded entity for U.S. federal income tax purposes (all such actions, the “Second Comcast Restructuring”). The date on which the last of the transactions described in Section 3(b) and this Section 3(c) shall have occurred shall be referred to as the “Second Restructuring Date”. Each of TWE-A/N, TWE, the TCI Limited Partners, TWE-A/N GP and TCI GP hereby (A) acknowledge and agree that the contribution by Overland Park contemplated by Section 3(c)(i)(A) shall be treated as if it were a “Permitted Transfer” under Section 7 of the Combined Partnership Agreement and (B) agree to execute and deliver an amendment to the Combined Partnership Agreement to reflect the transactions described in this Section 3(c). Notwithstanding anything to the contrary contained herein, the Second Comcast Restructuring shall not relieve Overland Park of any of its obligations under the Transaction Documents and, in connection with the Second Comcast Restructuring, Overland Park shall continue to be bound by its obligations and shall execute and deliver to TWE-A/N GP, TWE-A/N and TWE an acknowledgement of such agreement to remain bound to each Transaction Document.
          (d) No Closing Condition. It is understood and agreed that the transactions set forth in this Section 3 shall not be a condition to the Closing and no restriction on the ability to consummate the transactions set forth in this Section 3 shall be a basis for not proceeding with the other transactions to be consummated at the Closing or for terminating this Agreement.
     4. Closing.
          (a) Closing. The closing of the Trust Transfer and Merger (the “Closing”) shall take place at the New York offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, at 10:00 a.m. on the date (the “Closing Date”) which is the last day of the month in which the conditions set forth in Section 4(b) are satisfied.
          (b) Conditions to Closing. The obligations of the parties hereto to consummate the Trust Transfer and Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions, the imposition of which are solely for the benefit of such parties and any one or more of which may be waived by such parties in their discretion, and all of which are expressly subject to Section 3(d):
     (i) with respect to the Merger, the Trust Transfer shall have been consummated;
     (ii) receipt of any required consents or waivers from the Federal Communications Commission to transfer licenses granted by the Federal Communications Commission to any Systems, divisions or other business units in KCCP or TCP pursuant to the transactions contemplated hereby;
     (iii) the aggregate number of subscribers served by the cable television systems owned by KCCP (the “KCCP Systems”) that, as of the Closing, relate to service areas for which no franchise is required, no consent is necessary for the transfer of the franchise in connection with the consummation of the Trust Transfer and Merger or effective consent reasonably acceptable to the parties has been obtained or deemed to be obtained shall be at least 90% of the total number of subscribers served by the KCCP Systems (it being understood that a consent shall be deemed reasonably acceptable if such consent does not require any material change be made to the relevant franchise agreement or otherwise impose any material obligation on the transferor, the transferee or any of their respective Affiliates);
     (iv) all consents and waivers to the Trust Transfer and the Merger, other than such consents and waivers referred to in clauses (ii) and (iii) above, shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure of which to obtain would not, and such limitations, conditions, restrictions or obligations as would not, individually or in the aggregate, have a material adverse affect on TCP’s or KCCP’s business, financial condition, assets or liabilities;
     (v) each document set forth in Sections 6(a) to 6(k) shall have been executed by the parties thereto;
     (vi) no provision of applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or the other transactions contemplated herein;
     (vii) except with respect to matters referred to in clause (iii) above, there shall not have been instituted and be pending any action or proceeding by any government or governmental authority or agency (whether domestic, foreign or supranational) before any court or governmental authority or agency (whether domestic, foreign or supranational) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or the other transactions contemplated herein or seeking to obtain material damages relating to the Merger or the other transactions contemplated herein; and
     (viii) KCCP shall have refinanced the obligations under the credit agreement dated as of August 31, 1998 by and among KCCP, The Bank of New York, as administrative agent, and the lenders signatory thereto in a manner that permits the Merger and the other transactions contemplated hereby to be consummated and any new Debt incurred by KCCP in connection therewith shall be on terms and conditions reasonably satisfactory to TWE and Comcast.
     5. Representations and Warranties.
          (a) Each party hereto represents and warrants to the other parties hereto as follows:
     (i) Organization, Standing and Power. Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
     (ii) Authority; Noncontravention. Such party has the requisite power and authority to execute, deliver and perform this Agreement and each document set forth in Section 6 to which such party is a party (each, a “Transaction Document”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Transaction Document by such party and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, on the part of such party and no other corporate, partnership or limited liability company proceedings on the part of such party are necessary to approve this Agreement and each Transaction Document or to consummate the transactions contemplated hereby and thereby. This Agreement has been (and each Transaction Document will be) duly executed and delivered by such party and constitutes (or, when executed, will constitute) a valid and binding agreement of such party, enforceable against it in accordance with its terms. The execution, delivery and performance by such party of this Agreement and each Transaction Document, and the consummation of the transactions contemplated hereby and thereby, do not and will not (A) violate the organizational documents of such party, (B) assuming compliance with the matters referred to in Section 5(a)(iii), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (C) assuming compliance with the matters referred to in Sections 4(b)(iv) and 6(h), require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such party or any of its Subsidiaries or to a loss of any benefit to which such party or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon such party or any of its Subsidiaries, except, with respect to TCP and KCCP and their respective Subsidiaries, matters which would not, individually or in the aggregate, have a material adverse effect on TCP’s or KCCP’s business, financial condition, assets or liabilities, or (D) result in the creation or imposition of any material mortgage, lien, pledge, charge, security interest or encumbrance on any asset of such party or any of its Subsidiaries.
     (iii) Governmental Authorization. The execution, delivery and performance by such party of this Agreement and each Transaction Document, and the consummation of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any governmental body, agency or official on the part of such party or its affiliates other than (A) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the Sate of Delaware and the filing of a statement of merger with the Secretary of State of the State of Colorado and (B) receipt of any required approvals from the Federal Communications Commission and applicable franchise authorities.
          (b) Transfer Representations.
     (i) TWE-A/N and TWE-A/N GP each hereby represent and warrant to TCI and TCI GP that neither it nor any of its Affiliates have taken any action that would cause its Interest (as defined in the TCP Partnership Agreement) in TCP to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) during the period beginning April 1, 2003 and ending on the date hereof.
     (ii) TWE hereby represents and warrants to Overland Park and LCM that neither it nor any of its Affiliates have taken any action that would cause its Interest (as defined in the KCCP Partnership Agreement) in KCCP to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) during the period beginning April 1, 2003 and ending on the date hereof.
     (iii) TCI and TCI GP each hereby represent and warrant to TWE-A/N and TWE-A/N GP that neither it nor any of its Affiliates have taken any action that would cause its Interest (as defined in the TCP Partnership Agreement) in TCP to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) during the period beginning April 1, 2003 and ending on the date hereof.

     (iv) Overland Park and LCM each hereby represent and warrant to TWE that neither it nor any of its Affiliates have taken any action that would cause its Interest (as defined in the KCCP Partnership Agreement) in KCCP to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) during the period beginning April 1, 2003 and ending on the date hereof.
          (c) For the avoidance of doubt, all representations and warranties made in Section 5(a) by TCP or KCCP or in respect of their respective businesses, financial conditions, assets, liabilities or agreements shall be deemed to have been made to the other parties hereto only by TCP and KCCP, respectively.
     6. Covenants and Other Matters.
          (a) Certificate of Trust. Prior to the Closing Date, KCCP shall file a certificate of trust with the Secretary of State of the State of Delaware as provided in Section 3810 of the Statutory Trust Act, which certificate of trust shall be substantially in the form of Exhibit D attached hereto.
          (b) Trust Agreement. At Closing, KCCP shall, and shall cause a trustee mutually acceptable to TWE, LCM and Overland Park to, execute and deliver the Trust Agreement.
          (c) Assignment, Assumption & Indemnity Agreement. At Closing, KCCP shall, and shall cause the Trust to, execute and deliver the Assignment, Assumption & Indemnity Agreement.
          (d) TCP Management Agreement Amendment and Restatement. At Closing, the Combined Partnership and TWE shall execute and deliver an Amended and Restated Management Agreement (the “TCP Management Agreement”), substantially in the form of Exhibit E attached hereto. The TCP Management Agreement shall become effective as of the Effective Time, and shall continue in full force and effect as the management agreement for the Combined Partnership until otherwise amended in accordance with its terms.
          (e) KCCP Management Agreement Amendment and Restatement. At Closing, the Combined Partnership, the Trust and TWE shall execute and deliver a Second Amended and Restated Management Agreement (the “Second Amended and Restated KCCP Management Agreement”), substantially in the form of Exhibit F attached hereto. The Second Amended and Restated KCCP Management Agreement shall become effective as of the Effective Time, and shall continue in full force and effect as the management agreement for the Trust until otherwise amended in accordance with its terms.
          (f) Guaranty Amendment. At Closing, TCI Holdings, Inc. shall execute and deliver an amendment to the Guaranty, dated as of March 23, 1998 (the “TCI Guaranty”), by TCI Holdings, Inc. in favor of TWE and KCCP, which amendment shall modify the term “Obligations” so as to include Overland Park’s obligations under the Combined Partnership Agreement. The amendment to the TCI Guaranty shall become effective as of the Effective Time, and shall continue in full force and effect until otherwise amended in accordance with its terms.
          (g) Keep Well Amendment. (i) At Overland Park’s request, Overland Park and KCCP shall execute and deliver at Closing an amendment to the Keep Well Agreement, dated as of August 31, 1998 (as amended from time to time, the “KCCP Keep Well”), which amendment shall modify the term “Credit Agreement” so as to refer to any new senior credit agreement of KCCP existing as of the Closing. The amendment to the KCCP Keep Well shall become effective as of the Effective Time, and shall continue in full force and effect until otherwise amended in accordance with its terms.
     (ii) TWE, TWE-A/N, TWE-A/N GP and KCCP hereby consent to the assignment of the KCCP Keep Well to Comcast Newco in connection with the Second Comcast Restructuring and acknowledge and agree that no further consent shall be required at the time of the Second Comcast Restructuring in connection with such assignment.
          (h) TCP Credit Agreement Amendment. At or prior to Closing, TCP and JP Morgan Chase Bank shall execute and deliver an amendment to the Credit Agreement, dated as of December 31, 1998 (as amended, supplemented or otherwise modified from time to time, the “TCP Credit Agreement”), among TCP, TWE-A/N, TWE-A/N GP, TCI, TCI GP and JP Morgan Chase Bank, as administrative agent, and the other parties thereto. The amendment to the TCP Credit Agreement shall be substantially in the form of Exhibit G attached hereto, shall become effective immediately prior to the Trust Transfer and shall continue in full force and effect until otherwise amended in accordance with its terms.
          (i) Funding Agreement Amendment. Concurrently with the execution of this Agreement, TCP, TWE-A/N, TWE-A/N GP, TWE, TCI GP, the TCI Limited Partners and JPMorgan Chase Bank, as administrative agent under the TCP Credit Agreement, shall execute and deliver an amendment to the Third Amended and Restated Funding Agreement, dated as of December 28, 2001 (as amended from time to time, the “Funding Agreement”), which amendment (the “Second Funding Agreement Amendment”) shall be substantially in the form of Exhibit H attached hereto. The Second Funding Agreement Amendment shall with respect to certain provisions become effective as of the date hereof, shall with respect to other provisions become effective as of the Effective Time, and shall continue in full force and effect until otherwise amended in accordance with its terms.
          (j) Delaware Certificate of Merger. At or prior to Closing, TWE-A/N GP and TCI GP shall have executed and delivered the Certificate of Merger substantially in the form attached hereto as Exhibit I.
          (k) TCP Amendment #4. At Closing, TWE-A/N, TWE, TWE-A/N GP, TCI GP and the TCI Limited Partners shall execute and deliver the TCP Amendment #4 which shall become effective as described in Section 2(d).

          (l) Initial Budget. Prior to Closing, TWE-A/N, TWE, TWE-A/N GP, TCI GP and the TCI Limited Partners shall have approved the Initial Budget of the Combined Partnership for 2004.
          (m) Colorado Statement of Merger. After Closing, TWE-A/N GP and TCI GP shall execute and deliver a statement of merger and cause such statement to be filed with the Secretary of State of the State of Colorado as provided in Section 7-64-907 of the CUPA.
          (n) Further Assurances. Each party shall use commercially reasonable efforts to cause the conditions to Closing to be satisfied and shall cooperate in good faith and take such commercially reasonable actions as may be requested by another party in order to carry out the provisions and purposes of this Agreement. For the avoidance of doubt, no party shall exercise its rights under Section 7.4 of the TCP Partnership Agreement or Section 7.4 of the KCCP Partnership Agreement while this Agreement is in effect.
          (o) Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation, except that a party may issue any press release or make any public statement with respect to this Agreement and the transactions contemplated hereby that may be required by applicable law or any listing agreement with any national securities exchange or quotation system prior to such consultation if such party has used reasonable efforts to consult with the other parties before issuing such press release or making such statement; provided, however, that notwithstanding the foregoing, the parties (and each of their officers, directors, employees, representatives, or other agents) are permitted to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions and other tax analyses) related to such tax treatment and tax structure; provided, further, that the foregoing proviso shall not permit any person to disclose, except as otherwise set forth herein, the name of, or other information that would identify, any party to such transactions or to disclose confidential, commercial or strategic information, or other proprietary information regarding such transaction not related to such tax treatment and tax structure.
          (p) Indemnification.
     (i) From and after the date hereof, Comcast shall be liable for and indemnify and hold harmless TWCI, TWE-A/N, TWE-A/N GP, TWE and their respective Affiliates (each a “TWCI Indemnitee”) for any claims, losses, liabilities, demands, obligations, actions, penalties, expenses and costs (including, without limitation, reasonable attorneys’ fees and expenses, including any such fees and expenses incurred in enforcing this indemnity) (collectively, “Damages”) (on an after tax basis) which may be made or brought against a TWCI Indemnitee or which a TWCI Indemnitee may suffer or incur as a result of, based upon or arising out of, any breach of the representations and warranties contained in Section 5(b)(iii) or (iv) hereof or any action taken (except pursuant hereto) by Comcast, the TCI Limited Partners, TCI GP or any of their respective Affiliates that (x) causes any of their respective Interests in TCP, KCCP or the Combined Partnership to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) during the period beginning on the date hereof and ending on the date that is 12 months and 1 day following the Second Restructuring Date; or (y) causes any of their respective Interests in the Combined Partnership to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) if such action would cause the Combined Partnership to be terminated within the meaning of Section 708 of the Code; provided, however, that the foregoing indemnification shall not apply to the First Comcast Restructuring or the Second Comcast Restructuring, respectively, in each case so long as consummated in accordance with the terms of Section 3; provided, further, that in each case any indemnification hereunder shall not include any Damages as a shareholder of TWC.
     (ii) From and after the date hereof, TWCI shall be liable for and indemnify and hold harmless Comcast, the TCI Limited Partners, TCI GP, and their respective Affiliates (each a “Comcast Indemnitee”) for any Damages (on an after tax basis) which may be made or brought against a Comcast Indemnitee or which a Comcast Indemnitee may suffer or incur as a result of, based upon or arising out of, any breach of the representations and warranties contained in Section 5(b)(i) or (ii) hereof or any action taken (except pursuant hereto) by TWCI, TWE-A/N, TWE-A/N GP or TWE or any of their respective Affiliates that (x) causes any of their respective Interests in TCP, KCCP or the Combined Partnership to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) during the period beginning on the date hereof and ending on the date that is 12 months and 1 day following the Second Restructuring Date; or (y) causes any of their respective Interests in the Combined Partnership to be treated as sold or exchanged within the meaning of Section 708(b)(1)(B) of the Code and Treasury Regulation § 1.708-1(b)(2) if such action would cause the Combined Partnership to be terminated within the meaning of Section 708 of the Code; provided, however, that the foregoing indemnification shall not apply to the TWE Transfer so long as consummated in accordance with the terms of Section 3(b); provided, further, that in each case any indemnification hereunder shall not include any Damages as a shareholder of TWC.
     7. Termination.
          (a) Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to Closing:

     (i) by any party at any time after May 31, 2004 if the Closing has not occurred prior to such termination; provided that a party whose breach, or whose Affiliate’s breach, has caused the Closing not to occur may not terminate this Agreement pursuant to this Section 7(a)(i);
     (ii) at any time by the agreement of all parties; or
     (iii) by any party if consummation of the transactions contemplated herein would violate any nonappealable final judgment or any court or governmental body having competent jurisdiction, subject to Section 3(d).
The party desiring to terminate this Agreement pursuant to clause (i) or (iii) above shall give notice of such termination to the other parties.
          (b) Effect of Termination. If this Agreement is terminated pursuant to Section 7(a), (i) other than the representations and warranties set forth in Section 5(b), which shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), none of the representations and warranties made in this Agreement shall survive such termination; and (ii) all rights and obligations of the parties hereunder shall terminate, except for the rights and obligations set forth in Sections 3(a), 6(o), 6(p) and 8(b), in which case, if context so requires, references to the “Combined Partnership” in Section 6(p) shall be replaced with “TCP” or “KCCP”, as the case may be. Termination of this Agreement pursuant to Sections 7(a)(i) or 7(a)(iii) shall not limit or impair any remedies that any party may have with respect to a breach or default of the covenants, agreements or obligations hereunder occurring prior to termination.
     8. Miscellaneous.
          (a) Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered in person or by the United States mail or private express mail or sent by facsimile as follows:
(i)	If to TWCI, TWE, TWE-A/N or TWE-A/N GP:

75 Rockefeller Plaza,
New York, NY 10019
Facsimile: (212) 258-3172
Attention: General Counsel

with a copy to:

c/o Time Warner Cable Inc.
290 Harbor Drive
Stamford, CT 06902
Facsimile: (203) 328-0690
Attention: General Counsel

and: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Facsimile: (212) 757-3990 Attention: Kelley D. Parker Robert B. Schumer

(ii)	If to Comcast, TCI, TCI GP, LCM or Overland Park:

c/o Comcast Corporation
1500 Market Street
Philadelphia, PA 19102
Facsimile: (215) 981-7794
Attention: General Counsel

with a copy to

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Facsimile: (212) 450-3800
Attention: Joy M. Sayour

(iii)	If to TCP or KCCP:

To each of the addresses set forth in clauses (i) and (ii) above.
Any party may, by notice to the other parties, change the address to which such notices are to be given.
        (b) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except TCI GP and the TCI Limited Partners shall pay the fees and expenses of Davis Polk & Wardwell and TWE-A/N, TWE-A/N GP and TWE shall pay the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, unless such fees and expenses of either law firm were incurred for the benefit of any or all of KCCP, TCP or the Combined Partnership, in which case such fees and expenses shall be paid by TCP, KCCP or the Combined Partnership, as applicable. For the avoidance of doubt, the parties hereby acknowledge and agree that none of the transactions described in Section 3 shall be deemed to be for the benefit of KCCP, TCP or the Combined Partnership.
        (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than its rules of conflicts of law to the extent the application of the law of another jurisdiction would be required thereby).
          (d) Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification it is sought to be enforced.
          (e) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that, except as otherwise provided herein, no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of each of the other parties hereto.
          (f) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written; provided, however, that Comcast and TWCI are parties to this Agreement solely for purposes of being bound by Sections 3 and 6(p) hereof.

TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP

By:		Time Warner Entertainment Company, L.P., Managing General Partner

	By:	/s/ David E. O’Hayre Name: David E. O’Hayre
Title: EVP, Investments, Cable Group

TWE-A/N TEXAS CABLE PARTNERS GENERAL PARTNER LLC

By:		/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Vice President

TIME WARNER ENTERTAINMENT COMPANY, L.P.

By:		/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: EVP, Investments, Cable Group

TIME WARNER CABLE INC.

By:		/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: EVP, Investments

TEXAS CABLE PARTNERS, L.P.

By:		/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President

KANSAS CITY CABLE PARTNERS

By:		Time Warner Entertainment Company, L.P., as its General Partner

	By:	/s/ David E. O’Hayre Name: David E. O’Hayre
Title: EVP, Investments, Cable Group
Agreement of Merger and Transaction Agreement

By:	TCI of Missouri, Inc., as its General Partner
	By:	/s/ Robert S. Pick
		Name:	Robert S. Pick
		Title:	Senior Vice President

By:	TCI of Overland Park, Inc., as its General Partner
	By:	/s/ Robert S. Pick
		Name:	Robert S. Pick
		Title:	Senior Vice President

TCI TEXAS CABLE HOLDINGS LLC
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

TCI TEXAS CABLE, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

TCI OF MISSOURI, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

TCI OF OVERLAND PARK, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

COMCAST CORPORATION
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

Agreement of Merger and Transaction Agreement